                                                                    EXHIBIT 1e

                         JOHN HANCOCK INVESTMENT TRUST

                Instrument Increasing the Number of Trustees and
                  Appointing Individuals to Fill the Vacancies

         The Trustees of John Hancock Investment Trust (the "Trust"), hereby amend the Trust's Declaration of Trust, dated December 12, 1984, effective September 11, 1995.

         (a) pursuant to Section 2.1 of the Declaration of Trust, to increase the number of Trustees of the Trust from nine to eleven; and

         (b) pursuant to Section 2.4 of the Declaration of Trust, to appoint Charles F. Fretz and Harold R. Hiser, Jr. to fill the vacancies thereby created, such appointments to become effective upon such individuals accepting in writing such appointments and agreeing to be bound by the terms of the Declaration of Trust with such individuals holding office until their successor is elected and qualified or until the earlier of their resignation, removal or death.

         IN WITNESS WHEREOF, the Trustees of the Trust have executed these Instruments as of the 11th day of September, 1995.

/s/ Edward J. Boudreau, Jr.                     /s/ Patricia P. McCarter
-------------------------------                 -------------------------------
Edward J. Boudreau, Jr.                         Patricia P. McCarter
As Trustee and not individually                 As Trustee and not individually


/s/ James F. Carlin
-------------------------------                 -------------------------------
James F. Carlin                                 Steven R. Pruchansky
As Trustee and not individually                 As Trustee and not individually



-------------------------------                 -------------------------------
William H. Cunningham                           Norman H. Smith
As Trustee and not individually                 As Trustee and not individually



-------------------------------                 -------------------------------
Charles L. Ladner                               John P. Toolan
As Trustee and not individually                 As Trustee and not individually



-------------------------------
Leo E. Linbeck, Jr.
As Trustee and not individually

         The Declaration of Trust, a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Persons; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

                                                                    EXHIBIT 4

                         JOHN HANCOCK INVESTMENT TRUST
                     JOHN HANCOCK GROWTH AND INCOME FUND-B


fully paid and non-assessable Shares of Beneficial Interest, of JOHN HANCOCK INVESTMENT TRUST, in respect of JOHN HANCOCK GROWTH AND INCOME FUND- B, par value $0.01 per share, transferable on the books of the Trusts by the holder in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. Pursuant to Article VI of the Declaration of Trust, no holder of any shares of the Trust has any preemptive rights to acquire unissued or treasury shares of the Trust. This certificate is not valid unless countersigned by the Transfer Agent.


Change date 5/15/95...jxr   TEST

Mass Fund

Signed by Boudreau, Chairman

                         JOHN HANCOCK INVESTMENT TRUST
                     JOHN HANCOCK GROWTH AND INCOME FUND-A


fully paid and non-assessable Shares of Beneficial Interest, of JOHN HANCOCK INVESTMENT TRUST, in respect of JOHN HANCOCK GROWTH AND INCOME FUND- A, par value $0.01 per share, transferable on the books of the Trusts by the holder in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. Pursuant to Article VI of the Declaration of Trust, no holder of any shares of the Trust has any preemptive rights to acquire unissued or treasury shares of the Trust. This certificate is not valid unless countersigned by the Transfer Agent.


Change date 5/15/95...jxr   TEST

Mass Fund

Signed by Boudreau, Chairman

                                                                      Exhibit 10

[JOHN HANCOCK FUND LOGO] JOHN HANCOCK FUNDS
                         A Global Investment Management Firm
--------------------------------------------------------------------------------
                                                           101 Huntington Avenue
                                                Boston, Massachusetts 02199-7603

                                December 19, 1995





John Hancock Investment Trust
101 Huntington Avenue
Boston, MA 02199

RE:       John Hancock Investment Trust
               John Hancock Growth and Income Fund
          File Nos. 2-10156; 811-0560  (0000022370)
          ---------------------------


Ladies and Gentlemen:

In connection with the filing of Post-Effective Amendment No. 26 pursuant to Rule 24e-2 under the Investment Company Act of 1940, as amended, registering by Post-Effective Amendment No. 74 under the Securities Act of 1933, as amended, 19,142 shares of the John Hancock Investment Trust (the "Fund") sold in reliance upon Rule 24e-2 during the fiscal year ending August 31, 1995, it is the opinion of the undersigned that such shares will be legally issued, fully paid and nonassessable.

In connection with this opinion it should be noted that the Fund is an entity of the type generally known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Fund. However, the Fund's Declaration of Trust disclaims shareholder liability for obligations of the Fund and indemnifies any shareholder of the Fund, with this indemnification to be paid solely out of the assets of the Fund. Therefore, the shareholder's risk is limited to circumstances in which the assets of the Fund are insufficient to meet the obligations asserted against Fund assets.


                                   Sincerely,


                                   /s/ Alfred P. Oullette
                                   Alfred P.Ouellette
                                   Assistant Secretary
                                   Member of Massachusetts Bar




----------------------------------------------------------- [JOHN HANCOCK LOGO]
John Hancock Advisers, Inc. - John Hancock Funds, Inc. * - John Hancock Investor Services Corporation - The Patriot Group, Inc. John Hancock
Advisers International, Ltd. - NM Capital Management, Inc. - Sovereign
Asset Management Corporation
*Member of National Association of Securities Dealers, Inc.

                                                                      EXHIBIT 11

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "The Fund's Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use, in this Post-Effective Amendment Number 74 to Registration Statement (Form N-1A No. 2-10156), of our report dated October 16, 1995 on the financial statements and financial highlights of John Hancock Growth and Income Fund, a series of the John Hancock Investment Trust.

                                       /s/ ERNST & YOUNG LLP
                                           ERNST & YOUNG LLP

Boston, Massachusetts
December 21, 1995